Exhibit 99.1

Windtree Therapeutics Appoints Daniel Geffken to Board of Directors

WARRINGTON, PA — April 30, 2019 — Windtree Therapeutics, Inc. (OTCQB: WINT), a biopharmaceutical and medical device company focused on developing novel therapies to address significant unmet needs in important acute care markets, today announced it has appointed Daniel Geffken to the Company’s Board of Directors, effective April 24, 2019.

“As we continue to support Windtree in the delivery of near-term and sustainable growth, it is with great pleasure that we welcome Daniel to our Board,” said James Huang, Windtree’s Chairman of the Board. “Daniel’s track record of success spans many decades. He brings to Windtree a deep understanding of our industry and corporate financial management, and his overall business acumen, insights and expertise will support Windtree’s efforts to build on its current momentum and create value in the future.”

Since 2011, Mr. Geffken has been serving as the Founding Managing Partner of Danforth Advisors, a leading financial and strategy consulting firm to the life sciences industry. He has served as chief financial officer and strategic consultant to numerous companies, including Apellis Pharmaceuticals, Cidara Therapeutics, Cabaletta Bio, Homology Medicines, Stealth BioTherapeutics and Transkaryotic Therapies. Mr. Geffken has served on the Board of Directors of Elicio Bio, Alcobra Ltd. and Arcturus Inc., after its merger with Alcobra. Since 2013, he has assisted in ten initial public offering filings. Over the course of his career, he has assisted in raising more than $1 billion in equity and debt securities for life science companies.

“I am pleased to join a great team of directors on Windtree’s board, especially during this transformational time for the Company,” said Mr. Geffken. “Windtree’s recent merger with CVie Therapeutics has given the Company a global presence and a larger therapeutic footprint than in the past. This translates into more avenues for growth and value generation and, for me, an exciting opportunity to contribute to their success.”

Mr. Geffken will serve as Chairman of the Board’s Audit Committee and as a member of the Compensation Committee.

About Windtree Therapeutics

Windtree Therapeutics, Inc. is a clinical-stage, biopharmaceutical and medical device company focused on the development of novel therapeutics intended to address significant unmet medical needs in important acute care markets. Windtree has four lead development programs and multiple pre-clinical programs spanning respiratory and cardiovascular disease states, including AEROSURF®, an innovative combination drug/device product candidate that is designed to deliver the Company’s proprietary synthetic, peptide-containing surfactant non-invasively to premature infants with respiratory distress syndrome (RDS); istaroxime, a novel, dual-acting agent being developed to improve cardiac function in patients with acute heart failure while avoiding the unwanted side effects of existing treatments; and rostafuroxin, a novel precision drug product being developed to target hypertensive patients with certain genetic profiles in the important group of patients with resistant hypertension. Windtree also has multiple pre-clinical products including potential heart failure therapies delivered orally that are based on SERCA2a mechanism of action.

For more information, please visit the Company's website at www.windtreetx.com.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  Examples of such risks and uncertainties include those risks related to the post-merger integration of CVie Therapeutics Limited, including with respect to having two international locations; risks related to Windtree’s ability to secure significant additional capital as and when needed, if at all; Windtree's product development programs, which are expected to involve time-consuming and expensive clinical trials that may be subject to potentially significant delays or regulatory holds, or fail; risks related to development of Windtree’s aerosol delivery systems (ADS) and related components; risks related to the manufacture by contract manufacturers or suppliers of drug products, drug substances, ADS and other materials on a timely basis and in sufficient amounts; risks relating to rigorous regulatory requirements, including those of the U.S. Food and Drug Administration or other regulatory authorities that may require significant additional activities, or may not accept or may withhold or delay consideration of applications, or may not approve or may limit approval of Windtree's products; and other risks and uncertainties described in Windtree's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Contact Information:

John Tattory

Senior Vice President and Chief Financial Officer

215.488.9418 or jtattory@windtreetx.com